UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

NYMAGIC, INC.
 (Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 551-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2010, NYMAGIC, INC., a New York corporation (the “Company” or “NYMAGIC”), ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (“Parent”), and PSI Merger Sub Inc., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is a subsidiary of GS Capital Partners and TPG Capital.

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of common stock of the Company (other than shares owned by the Company, Parent or Merger Sub, which will be cancelled for no consideration, and shares owned by the Company’s subsidiaries, which will remain outstanding and be adjusted to maintain each subsidiary’s relative ownership percentage in the Company) will be cancelled and converted into the right to receive $25.75 in cash, without interest (the “Merger Consideration”); (ii) each outstanding option to purchase shares of common stock of the Company (“Company Option”) will be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price payable in respect of such shares of common stock of the Company subject to such Company Option and any required withholding tax (the “Option Consideration”); and (iii) each outstanding restricted stock unit, deferred stock unit and performance stock unit of the Company will fully vest and be converted into the right to receive the Merger Consideration plus any interest and the value of any dividend rights credited with respect to any such restricted stock unit, deferred stock unit and performance stock unit minus any required withholding taxes.

Keefe, Bruyette & Woods, Inc. delivered an opinion to the Company’s Board of Directors (the “Board”), dated July 15, 2010, that, as of the date of the opinion, the Merger Consideration was fair, from a financial point of view, to the shareholders of the Company.

The Board approved the Merger Agreement on the recommendation of its Negotiating Committee, composed entirely of independent directors.

The completion of the Merger is subject to various conditions, including among others (i) obtaining the approval of Company shareholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period, (iii) receipt of insurance regulatory approvals and (iv) the Company having a minimum tangible book value of at least $205 million.

The Company has made customary representations, warranties and covenants in the Merger Agreement. The Company may not solicit competing takeover proposals, or provide information, or engage in discussions with, third parties, subject to exceptions that permit the Board to take certain actions required by their fiduciary duties.

The Merger Agreement contains termination rights for both the Company and Parent. Upon termination under specified circumstances, the Company may be required to pay Parent a termination fee of $9.3 million.

Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance against Parent to enforce Parent’s obligations under the Merger Agreement. In addition, Parent’s and Merger Sub’s performance and payment obligations under the Merger Agreement are guaranteed by affiliates of GS Capital Partners and TPG Capital, subject to the terms and conditions set forth in the guarantees.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the other filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Concurrently with the execution of the Merger Agreement, certain shareholders of the Company in the aggregate holding approximately 40% of the total issued and outstanding shares of Company common stock as of July 15, 2010, entered into Shareholders Agreements with Parent and Merger Sub under which they have agreed to, among other things, vote, or cause to be voted, such number of shares in favor of the Merger (the “Shareholders Agreements”). The Shareholders Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) April 15, 2011, (iii) termination of the Merger Agreement in accordance with its terms and (iv) the effectiveness of any amendment, modification, supplement to, or waiver under, the Merger Agreement which would reduce the amount or change the form or composition of the Merger Consideration payable.

Forward-Looking Information

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than those made solely with respect to historical fact. Examples of forward-looking statements in this communication include references to our announced transaction with ProSight. Forward-looking statements are only predictions and are not guarantees of performance. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (1) the occurrence of any event, change or other circumstance that could cause the transaction to not be consummated and (2) other factors described in NYMAGIC’s filings with the SEC, including its reports on Forms 10-K, 10-Q and 8-K. NYMAGIC undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

Additional Information About This Transaction

In connection with the proposed transaction, NYMAGIC will file with, or furnish to, the SEC all relevant materials, including a proxy statement on Schedule 14A. NYMAGIC SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to shareholders of NYMAGIC. The documents filed by NYMAGIC will also be available, free of charge, from the SEC’s website, www.sec.gov, or from NYMAGIC’s website, www.nymagic.com. In addition, NYMAGIC shareholders will be able to obtain free copies of the documents filed with the SEC by directing a request to Corporate Secretary, NYMAGIC, INC. 919 Third Avenue, 10th Floor, New York, NY 10022. Tel. 212.551.0600. e-mail corporatesecretary@nymagic.com.

NYMAGIC and its directors and executive officers and certain other members of its management may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. YOU CAN FIND INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS IN NYMAGIC’S DEFINITIVE PROXY STATEMENT FOR ITS 2010 ANNUAL MEETING OF SHAREHOLDERS, WHICH WAS FILED WITH THE SEC ON APRIL 5, 2010. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC WHEN THEY BECOME AVAILABLE.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2010, by and among ProSight Specialty Insurance Holdings, Inc., PSI Merger Sub Inc. and NYMAGIC, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By: /s/ Thomas J. Iacopelli
Name: Thomas J. Iacopelli
Title: Chief Financial Officer and Treasurer

Dated: July 19, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2010, by and among ProSight Specialty Insurance Holdings, Inc., PSI Merger Sub Inc. and NYMAGIC, INC.